Exhibit 99.1

CHARLES & COLVARD REPORTS SECOND QUARTER
FISCAL YEAR 2021 FINANCIAL RESULTS

- Highest Quarterly Revenue and Income from Operations in Company’s 25 Year History -

- Revenue Growth of 14% Driven by 25% Increase in Online Channels -

- Gross Margin Performance of 49% -

- EPS Growth of 200% to $0.09 per Share from Year-Ago Quarter –

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – February 4, 2021 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), a globally recognized lab created gemstone company specializing in fine jewelry, reported financial results for the quarter ended December 31, 2020 (“Second Quarter Fiscal Year 2021”), with net sales of $12.1 million and net income of $2.5 million, or $0.09 earnings per diluted share.

“We executed with purpose and precision during the critical holiday quarter, leveraging the changes that we implemented in Q1, including streamlined efficiencies, revised vendor agreements, elevated brand positioning, an expanded product line and a focused digital marketing strategy,” said Don O’Connell, President and CEO of Charles & Colvard.

“These changes allowed us to deliver a record-breaking quarter with significant net sales growth and profitability all the while maintaining a strong gross margin and disciplined operating expense levels,” continued Mr. O’Connell. “This enabled us to achieve an EPS growth of 200%.”

“We’re extremely proud of these accomplishments and what we’ve achieved in the short term,” said O’Connell. “We were able to maintain our Traditional segment in the midst of a global pandemic and grow our Online Channels segment by 25%. As we look ahead, we are focused on fueling sustainable, long-term growth and profitability as we continue to execute on our strategic initiatives. We believe there is significant opportunity for Charles & Colvard to continue to grow its business in new and meaningful ways, thus capturing greater market share.”

Recent Corporate Highlights

•	Expanded the product assortment of bridal and fine jewelry styles including engagement rings, wedding bands, earrings, necklaces and bracelets and launched personalized jewelry pieces set with Caydia™ lab grown diamonds;
•	Hosted a lab created gemstones workshop with more than 30 notable media editors;
•	Deployed awareness-building social media campaigns and marketing collaborations, that included Charles & Colvard jewelry being featured on the ABC network’s hit television series The Bachelorette;

•	Featured in multiple media articles from top digital publications, including Forbes.com, Yahoo.com, Brides.com, The Knot.com and JCK;
•	Presented at the LD Micro Virtual Investor Conference; and
•	Regained compliance with the Nasdaq minimum bid price listing requirements.

Financial Summary for Second Quarter Fiscal 2021
(Quarter Ended December 31, 2020 Compared to Quarter Ended December 31, 2019)

•	Net sales increased 14%, to $12.1 million for the quarter, compared with $10.7 million in the year-ago quarter.
•	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, third-party online marketplaces, drop-ship retail and other pure-play e-commerce outlets, net sales increased 25% year over year, totaling $7.6 million, representing 62% of total net sales for the quarter, compared to $6.1 million, or 57% of total net sales in the year-ago quarter.
•	In the Traditional segment, which consists of wholesale and brick and mortar customers, net sales totaled $4.6 million, flat to last year, representing 38% of total net sales for the quarter, compared to $4.6 million, or 43% of total net sales, in the year-ago quarter.
•	Finished jewelry net sales increased 28% to $8.3 million for the quarter, compared to $6.4 million in the year-ago quarter.
•	Loose jewel net sales were $3.9 million for the quarter, a decrease of 8%, compared with $4.2 million in the year-ago quarter.
•	Operating expenses decreased 21% to $3.5 million for the quarter, compared to $4.4 million in the year-ago quarter.
•	Net income increased 209% to $2.5 million, or $0.09 earnings per diluted share for the quarter, compared to net income of $814,000, or $0.03 earnings per diluted share, in the year-ago quarter.

Financial Summary for the First Six Months of Fiscal 2021
(Six Months Ended December 31, 2020 Compared to Six Months Ended December 31, 2019)

•	Net sales increased 10% to $20.1 million for the six months ended December 31, 2020, compared to $18.3 million in the year-ago period.
•	Online Channels segment net sales increased 23% year over year to $12.1 million, representing 60% of total net sales, for the six months ended December 31, 2020, compared to $9.8 million, or 54% of total net sales in the year-ago period.
•	Traditional segment net sales totaled $8.0 million, a year over year decrease of 5%, representing 40% of total net sales, for the six months ended December 31, 2020, compared to $8.5 million, or 46% of total net sales, in the year-ago period.
•	Finished jewelry net sales increased 22% to $12.6 million for the six months ended December 31, 2020, compared to $10.3 million in the year-ago period.
•	Loose jewel net sales were $7.5 million for the six months ended December 31, 2020, a decrease of 6%, compared to $8.0 million in the year-ago period.
•	Operating expenses decreased 21% to $6.3 million for the six months ended December 31, 2020, compared to $7.9 million in the year-ago period.
•	Net income increased 232% to $3.4 million, or $0.12 per diluted share, for the six months ended December 31, 2020, compared to net income of $1.0 million, or $0.03 per diluted share, in the year-ago period.

Financial Position

Cash, cash equivalents and restricted cash totaled $16.9 million as of December 31, 2020, representing an increase of $2.3 million from $14.6 million as of June 30, 2020. Total inventory decreased to $28.7 million as of December 31, 2020, compared to $30.6 million as of June 30, 2020. Total debt outstanding relating to the Company’s loan pursuant to the Paycheck Protection Program, or PPP Loan, was $1.0 million as of December 31, 2020 and June 30, 2020.

Investor Conference Call

Charles & Colvard will host an investor conference call and webcast presentation to discuss its financial results for the quarter ended December 31, 2020 at 4:30 p.m. ET on Thursday, February 4, 2021. The investor conference call and accompanying presentation slides will be webcast live and can be accessed in the Investor Relations section of the Company's website at https://ir.charlesandcolvard.com/events.

To participate via telephone, callers should dial 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and ask to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, February 4, 2021.

A replay of this conference call will be available until February 11, 2021 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10151770. The call will also be available for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes fine jewelry can be accessible, beautiful and conscientious. Charles & Colvard is the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide. The Company brings revolutionary gemstones and jewelry to market through its pinnacle Forever OneTM moissanite brand and its premium CaydiaTM lab grown diamond brand. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, (1) our business, financial condition and results of operations could continue to be adversely affected by an ongoing COVID-19 pandemic and related global economic conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) the execution of our business plans could significantly impact our liquidity; (4) our business and our results of operations could be materially adversely affected as a result of general and economic conditions; (5) the financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results; (6) we face intense competition in the worldwide gemstone and jewelry industry; (7) we are subject to certain risks due to our international operations, distribution channels and vendors; (8) our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis; (9) we are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products; (10) we rely on assumptions, estimates, and data to calculate certain of our key metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; (11) we may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; (12) seasonality of our business may adversely affect our net sales and operating income; (13) our operations could be disrupted by natural disasters; (14) our loan, pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act as administered by the U.S. Small Business Administration may not be forgiven or may subject us to challenges and investigations regarding qualification for the loan; (15) we may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business; (16) negative or inaccurate information on social media could adversely impact our brand and reputation; (17) sales of moissanite and lab grown diamond jewelry could be dependent upon the pricing of precious metals, which is beyond our control; (18) our current customers may potentially perceive us as a competitor in the finished jewelry business; (19) our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock; (20) we depend on an exclusive supply agreement with Cree, Inc., for substantially all of our silicon carbide, or SiC, crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed; (21) if the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected; (22) a failure of our information technology infrastructure or a failure to protect confidential information of our customers and our network against security breaches could adversely impact our business and operations; (23) if we fail to evaluate, implement, and integrate strategic acquisition or disposition opportunities successfully, our business may suffer; (24) governmental regulation and oversight might adversely impact our operations; and (25) some anti-takeover provisions of our charter documents may delay or prevent a takeover of our company, in addition to the other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Net sales	$12,146,790	$10,659,090	$20,073,083	$18,267,511
Costs and expenses:
Cost of goods sold	6,167,708	5,530,514	10,363,763	9,407,138
Sales and marketing	2,480,571	3,160,965	4,128,503	5,390,556
General and administrative	977,528	1,203,686	2,185,564	2,553,187
Total costs and expenses	9,625,807	9,895,165	16,677,830	17,350,881
Income from operations	2,520,983	763,925	3,395,253	916,630
Other income (expense):
Interest income	1,126	45,379	4,586	106,758
Interest expense	(2,466)	(277)	(4,905)	(419)
Loss on foreign currency exchange	(72)	(314)	(603)	(853)
Total other (expense) income, net	(1,412)	44,788	(922)	105,486
Income before income taxes	2,519,571	808,713	3,394,331	1,022,116
Income tax (expense) benefit	(494)	5,337	(988)	(747)
Net income	$2,519,077	$814,050	$3,393,343	$1,021,369

Net income per common share:
Basic	$0.09	$0.03	$0.12	$0.04
Diluted	$0.09	$0.03	$0.12	$0.03

Weighted average number of shares used in computing net income per common share:
Basic	28,804,265	28,656,910	28,795,424	28,610,299
Diluted	29,262,702	29,246,571	28,980,009	29,199,876

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2020 (unaudited)	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$16,690,105	$13,993,032
Restricted cash	182,958	624,202
Accounts receivable, net	3,059,842	670,718
Inventory, net	12,072,929	7,443,257
Prepaid expenses and other assets	1,342,956	1,177,860
Total current assets	33,348,790	23,909,069
Long-term assets:
Inventory, net	16,593,187	23,190,702
Property and equipment, net	975,989	999,061
Intangible assets, net	193,388	170,151
Operating lease right-of-use assets	366,083	584,143
Other assets	42,330	51,461
Total long-term assets	18,170,977	24,995,518
TOTAL ASSETS	$51,519,767	$48,904,587

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,932,576	$3,748,235
Operating lease liabilities	527,761	622,493
Current maturity of long-term debt	579,000	193,000
Accrued expenses and other liabilities	1,946,283	1,922,332
Total current liabilities	5,985,620	6,486,060
Long-term liabilities:
Long-term debt, net	386,000	772,000
Noncurrent operating lease liabilities	-	203,003
Accrued income taxes	8,935	7,947
Total long-term liabilities	394,935	982,950
Total liabilities	6,380,555	7,469,010

Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 29,092,326 and 28,949,410 shares issued and outstanding at December 31, 2020 and June 30, 2020, respectively	54,520,189	54,342,864
Additional paid-in capital	26,013,132	25,880,165
Accumulated deficit	(35,394,109)	(38,787,452)
Total shareholders’ equity	45,139,212	41,435,577
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,519,767	$48,904,587

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,393,343	$1,021,369
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	271,061	234,303
Stock-based compensation	195,293	359,105
Provision for (Recovery of) uncollectible accounts	5,514	(10,000)
Provision for sales returns	662,000	299,000
Inventory write-off	105,000	149,000
Provision for accounts receivable discounts	9,581	39,706
Changes in operating assets and liabilities:
Accounts receivable	(3,066,219)	(1,454,318)
Inventory	1,862,843	(2,207,214)
Prepaid expenses and other assets, net	62,095	(196,764)
Accounts payable	(815,659)	1,403,677
Accrued income taxes	988	747
Accrued expenses and other liabilities	(273,784)	123,752
Net cash provided by (used in) operating activities	2,412,056	(237,637)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(244,688)	(319,728)
Payments for intangible assets	(26,538)	(36,797)
Net cash used in investing activities	(271,226)	(356,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of commons stock, net of offering costs	-	932,480
Stock option exercises	114,999	-
Net cash provided by financing activities	114,999	932,480

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,255,829	338,318
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	14,617,234	13,006,545
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$16,873,063	$13,344,863

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$277
Cash paid during the period for income taxes	$8,961	$2,050

Reconciliation to Condensed Consolidated Balance Sheets:	December 31, 2020	June 30, 2020
Cash and cash equivalents	$16,690,105	$13,993,032
Restricted cash	182,958	624,202
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$16,873,063	$14,617,234